Exhibit 10.8

ONDAS INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and effective as of this [    ] day of [    ] (the “Grant Date”), by and between Ondas Inc. (f/k/a Zev Ventures Incorporated) (the “Company”), [          ] (“Participant”).

W I T N E S S E T H:

WHEREAS, the Company is desirous of increasing the incentive of Participant whose contributions are important to the continued success of the Company;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Company hereby grants Participant options to purchase shares of Common Stock of the Company pursuant to the Ondas Inc. 2021 Incentive Stock Plan, as amended and its Israeli Appendix attached thereto as Annex A (collectively, the “Plan”), upon the following terms and conditions. Capitalized terms not defined herein shall have the meaning ascribed thereto in the Plan.

1.	GRANT OF OPTION

Subject to the terms and conditions of this Agreement and the Plan, effective as of the Grant Date, the Company hereby grants to the Participant an Option to purchase an aggregate of [             ] ([       ]) shares of the Company’s Common Stock (the “Options”).

2.	EXERCISE PRICE

The Exercise Price of this Option shall be US $[ ] per share of Common Stock of the Company.

3.	TERM AND VESTING OF OPTION

(a)	Option Period. This Option shall terminate and all rights to purchase shares of Common Stock hereunder shall cease on the tenth anniversary of the Grant Date.

(b)	Vesting. Subject to Section 5 and 6 hereof, this Option shall vest [ ]. There shall be no proportionate or partial vesting in the periods between the vesting dates, and all vesting shall occur only on the aforementioned vesting dates.

4.	EXERCISE AND PAYMENT

(a)	General. When the Option has vested and any other conditions to the exercise of an Option have been satisfied, Participant may exercise the Option only in accordance with the following provisions. Participant shall deliver to the Company a written notice stating that Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares of Common Stock for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(b)	Payment of the Exercise Price. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by cash, certified or cashier’s check, bank draft or money order, or by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by the Plan and applicable law, may permit.

5.	TERMINATION OF EMPLOYMENT

(a)	General. Upon Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries for any reason, the unvested portion of the Option shall expire.

(b)	Termination Without Cause. Notwithstanding the provisions of the Plan, in the event that Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries for any reason other than for Cause or because of the Participant’s death or disability, the Participant shall have (i) ninety (90) days to exercise the Option, or (ii) if earlier, until the expiration of the term of the Option.

(c)	Termination Due to Death or Disability. In the event that Participant’s termination of employment or other service (including as a board member) with the Company and any of its subsidiaries is due to the death or disability of the Participant, the Participant shall have (i) 12-months to exercise the Option, or (ii) if earlier, until the expiration of the term of the Option.

(d)	Termination for Cause. In the event the termination is for Cause, any Option held by Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

6.	MISCELLANEOUS

(a)	Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance, and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by, and construed in accordance with the laws of the State of Nevada.

(b)	Israeli Law. If the Participant resides in Israel, the Option (i) shall be allocated on your behalf to the Trustee under the provisions of the Capital Gains Tax Track and will be held by the Trustee for the period stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”); are (ii) is granted to you and allocated to the Trustee in accordance with the provisions of Section 102, and subject to all terms and conditions as set forth in this Agreement.

(c)	Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

(d)	Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

(e)	Withholding. In connection with the exercise of the Option, the Participant agrees (a) to pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local, domestic or foreign taxes of any kind required by law to be withheld with respect to such exercise, and (b) that the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of the Option.

(f)	Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

(g)	No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(h)	Entire Agreement; Amendments. This Agreement (including the documents and exhibits referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. This Agreement may not be amended, supplemented, or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement, or modification is sought.

(i)	No Rights to Continued Employment. Nothing contained herein shall give the Participant the right to be retained in the employment or service of the Company or any of its subsidiaries or affiliates or affect the right of any such employer to terminate the Participant.

(j)	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ONDAS INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Title:

Annex A

The Plan